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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We herby consent to the incorporation by reference in the Registration Statement on From S-8 (No. 333-91120) of MarkWest Energy Partners, L.P. of our report dated February 12, 2003, except for Note 14, as to which the date is March 25, 2003, relating to the financial statements, which appears in the Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
March 26, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS